                Alliance Capital Management L.P.
                   1345 Avenue of the Americas
                    New York, New York 10105




                                            June 26, 1998




Alliance Select Investor Series, Inc.
1345 Avenue of the Americas
New York, New York  10105

Gentlemen:

         In connection with our purchase from you and your issuance to us of 10,000 shares of Class A Common Stock, ten shares of Class B Common Stock and ten shares of Class C Common Stock for an aggregate cash consideration of One Hundred Thousand Two Hundred Dollars ($100,200), this will confirm that we are buying such shares for investment for our account only and not with a view to reselling or otherwise distributing them.

                             Very truly yours,

                             ALLIANCE CAPITAL MANAGEMENT L.P.


                             By:  Alliance Capital Management
                                    Corporation,
                                    its General Partner


                             By:  /s/ Robert H. Joseph
                                  _________________________
                                  Name: Robert H. Joseph
                                  Title: Senior Vice President
                                     and Chief Financial
                                     Officer


00250242.AH4